EXHIBIT NO. 99.11

                        AMENDMENT NO. 3 TO
                      LONGVIEW FIBRE COMPANY
              HOURLY EMPLOYEES 401(K) SAVINGS PLAN

This Amendment is made to the Longview Fibre Company Hourly Employees
401(k) Savings Plan (the "Plan"). The amendments set forth below are effective January 1, 2000, unless a different effective date is specifically identified. All terms defined in the Plan shall have the same meanings when used herein. All provisions of the Plan not amended by this Amendment shall remain in full force and effect.

1.	Effective June 1, 2000, Section 6.2 is amended to read as follows:

        The Matching Contribution (including any forfeiture amounts applied as Matching Contributions in accordance with Article
        9) made on behalf of each eligible Participant for a pay period shall be determined in accordance with the collective bargaining agreement governing the terms and conditions of the Participant's employment with the Employer.

2.	Section 9.7(b) is amended to read as follows:

        (b) Account Restoration. If a former Employee again becomes an Employee before he incurs a Break in Service, but after he forfeits his nonvested Account balance, the amount forfeited after his employment last terminated (adjusted for earning or losses thereon from the date deposited to the Transition Account until the date of forfeiture) shall be restored to his Account. The restoration amount shall come from forfeiture amounts to the extent possible, and any additional amount needed shall be contributed by the Employer. The Participant's vested interest in his restored Account shall then be equal to:

             V% times (AB + D) - D

                  where:

             V% = current vested percentage
             AB = current Account balance
             D = amount previously distributed from Account and deemed repaid

3.	The last sentence in Section 10.12 is amended to read as follows:

        As soon as a Plan distribution to such Participant would otherwise be permitted, the Administrator may instruct the Trustee to execute upon its security interest in the Participant's Account by distributing the note to the Participant.

4.	Effective January 1, 2004, the last sentence of Section 11.1(a) is amended to read as follows:

        Only requests for withdrawals (1) on account of a Participant's "Deemed Financial Need" or "Demonstrated
        Financial Need," and (2) which are "Deemed Necessary" to satisfy the financial need shall be approved.

5.	Effective January 1, 2004, subsection (e) of Section 11.1 is deleted, subsections (f) through (i) of Section 11.1 are relettered as subsections (e) through (h), respectively, and all references in the Plan to such subsections are revised accordingly.

6.	Effective January 1, 2004, Section 11.1(h), as relettered, is amended to read as follows:

          (h) Suspension from Further Contributions. If a Participant makes a withdrawal under this
               Section 11.1, then such Participant may not make additional Pre-Tax Contributions or After-Tax Contributions or comparable contributions to any other qualified or nonqualified plan of deferred compensation (but not including a health or welfare plan), other than the mandatory employee contribution portion of a defined benefit plan, for a period of 6 months following the date the withdrawal payment is made.

7.	Section 12.3 is amended to read as follows:

        12.3  Form and Medium of Payment

             (a) Form. Effective March 22, 1999, a Participant (or, in the case of a deceased Participant, the Participant's Beneficiary) whose vested Account balance exceeds $5,000 may elect to have such vested Account balance paid in any of the following forms:

                  (1)  a single lump sum;

                  (2)  a partial payment, limited to four per Plan
                       Year; or

                  (3) quarterly periodic installments over a period not to exceed the life expectancy of the Participant and his Beneficiary.

                  Effective March 22, 1999, if a Participant's (or Beneficiary's) vested Account balance does not exceed $5,000, it will be distributed in the form of a single lump sum.

             (b) Medium. Distributions shall be made in cash, except to the extent a distribution consists of an outstanding loan (see Article 10). Alternatively, a Participant (or, in the case of a deceased Participant, the Participant's Beneficiary) may elect that a distribution be made in the form of whole shares of Company Stock and cash in lieu of fractional shares to the extent the distribution consists of amounts from the Company Stock Fund. With regard to the portion of a distribution representing an Eligible Rollover Distribution, a Distributee may elect a Direct Rollover for all or a portion of such amount.

8.	Effective January 1, 2003, Section 12.6 is amended to read as follows:

12.6	Minimum Distribution and Incidental Benefit Requirements

        (a)  General Rules

            (1) Effective Date. The provisions of this Section 12.6 will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

            (2) Precedence. The requirements of this Section 12.6 will take precedence over any inconsistent provisions of the Plan.

            (3)  Requirements of Treasury Regulations
                 Incorporated. All distributions required under this Section 12.6 will be determined and made in accordance with the Treasury regulations under Code section 401(a)(9).

        (b)  Time and Manner of Distribution

            (1) Required Beginning Date. The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's Required Beginning Date.

            (2) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

                 (A) If the Participant's surviving spouse is the Participant's sole Designated Beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

                 (B) If the Participant's surviving spouse is not the Participant's sole Designated Beneficiary, then distributions to the Designated Beneficiary will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death, unless the Participant or Designated Beneficiary elects (as provided in Section 12.6(b)(4)) to have distributions begin by December 31 of the calendar year immediately following the calendar year in which the Participant died and such distributions are to be made over the life of the Designated Beneficiary (or over a period not extending beyond the Life Expectancy of the Designated Beneficiary).

                 (C) If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                 (D) If the Participant's surviving spouse is the Participant's sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 12.6(b)(2), other than
                      Section 12.6(b)(2)(A), will apply as if the surviving spouse were the Participant.

	         For purposes of this Section 12.6(b)(2) and
                 Section 12.6(d), unless Section 12.6(b)(2)(D) applies, distributions are considered to begin on the Participant's Required Beginning Date. If
                 Section 12.6(b)(2)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under
                 Section 12.6(b)(2)(A). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's Required Beginning Date (or to the Participant's surviving spouse before the date distributions are required to begin to the surviving spouse under Section 12.6(b)(2)(A)), the date distributions are considered to begin is the date distributions actually commence.

             (3) Forms of Distribution. Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Sections 12.6(c) and (d). If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code section 401(a)(9) and the Treasury regulations.

             (4) Election of Distribution Rule. Participants or Designated Beneficiaries may elect on an individual basis whether the five-year rule or the life expectancy rule in Sections 12.6(b)(2) and 12.6(d)(2) applies to distributions after the death of a Participant who has a Designated Beneficiary. The election must be made no later than September 30 of the calendar year in which distribution would be required to begin to comply with the life expectancy rule or September 30 of the calendar year which contains the fifth anniversary of the Participant's (or, if applicable, surviving spouse's) death. If neither the Participant nor the Designated Beneficiary makes an election under this paragraph (4), distributions will be made in accordance with the five-year rule.

         (c)  Required Minimum Distributions During Participant's Lifetime

              (1) Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant's lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

                   (A)  the quotient obtained by dividing the
                        Participant's Account Balance by the
                        distribution period in the Uniform Lifetime
                        Table set forth in Treasury Regulation
                        section 1.401(a)(9)-9, using the Participant's age as of the Participant's birthday in the Distribution Calendar Year; or

                   (B) if the Participant's sole Designated Beneficiary for the Distribution Calendar Year is the Participant's spouse, the quotient obtained by dividing the Participant's Account Balance by the number in the Joint and Last Survivor Table set forth in Treasury Regulation section 1.401(a)(9)-9, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the Distribution Calendar Year.

              (2) Lifetime Required Minimum Distributions Continue Through Year of Participant's Death. Required minimum distributions will be determined under this
                   Section 12.6(c) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant's date of death.

         (d)  Required Minimum Distributions After Participant's Death

             (1)  Death On or After Date Distributions Begin

                  (A) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant's Designated Beneficiary, determined as follows:

                      (i)  The Participant's remaining Life
                           Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

                     (ii) If the Participant's surviving spouse is the Participant's sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant's death using the surviving spouse's age as of the spouse's birthday in that year. For Distribution Calendar Years after the year of the surviving spouse's death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

                    (iii) If the Participant's surviving spouse is not the Participant's sole Designated Beneficiary, the Designated Beneficiary's remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

                   (B) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the Participant's remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

             (2)  Death Before Date Distributions Begin

                 (A) Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and the Participant or Designated Beneficiary has elected (in accordance with Section 12.6(b)(4)) to have distributions made under the life expectancy rule described in Section 12.6(b)(2), the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the remaining Life Expectancy of the Participant's Designated Beneficiary, determined as provided in Section 12.6(d)(1).

                 (B) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant's death (or the Participant or Designated Beneficiary fails to timely elect the life expectancy rule), distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                 (C) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant's surviving spouse is the Participant's sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under
                      Section 12.6(b)(2)(A), this Section 12.6(d)(2) will apply as if the surviving spouse were the Participant.

          (e)  Definitions

              (1) Designated Beneficiary. The individual who is designated as the Beneficiary under Section 12.4(c) and is the designated beneficiary under Code section 401(a)(9) and Treasury Regulation
                   section 1.409(a)(9)-4, Q&A-1.

              (2) Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 12.6(b)(2). The required minimum distribution for the Participant's first Distribution Calendar Year will be made on or before the Participant's Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant's Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

              (3) Life Expectancy. Life expectancy as computed by use of the Single Life Table in Treasury Regulation
                   section 1.401(a)(9)-9.

              (4) Participant's Account Balance. The Account balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

9.  A new Section 19.12 is added to read as follows:

    Collective Bargaining Agreement

    If the Employer makes an agreement with a union providing that Employees in a particular bargaining unit are covered by the Plan, but that their benefits under the Plan will differ from the benefits otherwise provided under the Plan, then the relevant provisions of such agreement are incorporated into the Plan by this reference and shall apply in lieu of any conflicting provisions in the Plan, but only with respect to Employees in that particular bargaining unit.

    Longview Fibre Company has caused this Amendment to be executed on the date indicated below.

                                   LONGVIEW FIBRE COMPANY

Dated:                             By:
                                   Its: